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                                                                       Exhibit 5

                           ROBERT D. SCHULMAN, P.C.
                                5 Bontecou Lane
                              New City, NY  10956
                                (914) 634-3255
                               =================



Interactive Medical Technologies, Ltd.
2139 Pontius Avenue
Los Angeles, CA 90025

                                                               November 21, 1997

          Re:  Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

          I have acted as counsel to Interactive Medical Technologies, Ltd., a Delaware corporation (the "Company"), and in such capacity have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC") by the Company on or about November 21, 1997, in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 12,500,000 shares of common stock, $.001 par value, of the Company (the "Shares"). The Shares will be offered and sold pursuant to the Company's Registration Statement filed with the SEC.

          As counsel for the Company and for purposes of this opinion, I have made those examinations and investigations of legal and factual matters I deemed advisable, and have examined the originals, or copies certified to my satisfaction as being true copies of the originals, of those corporate records, certificates, documents and other instruments which I, in my judgment, have considered necessary or appropriate to enable me to render the opinion expressed below. For these purposes, I have relied, without independent investigation, upon certificates provided by public officials and by officers of the Company as to certain factual matters. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as certified or photostatic copies, and the authenticity of the originals of the latter documents.

          On the basis of the foregoing, and relying solely thereon, I am of the opinion that the Shares are duly authorized and, provided the Shares are issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

          No opinion is expressed herein as to the application of state securities or Blue Sky laws.

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          I consent to the filing of this opinion as an Exhibit to the
Registration Statement. In giving this consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Robert D. Schulman, PC

                                    ROBERT D. SCHULMAN, PC

                                    11-21-1997